UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2020 (January 1, 2020)

CIT GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31369	65-1051192
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11 W. 42nd Street, New York, New York 10036

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 461-5200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CIT	New York Stock Exchange
5.625% Non-Cumulative Perpetual Preferred Stock, Series B, par value $0.01 per share	CITPRB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Section 2 – Financial Information

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On January 1, 2020, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 12, 2019, among Mutual of Omaha Insurance Company, a Nebraska insurance company (“Omaha Insurance”), Omaha Financial Holdings, Inc., a Nebraska corporation and wholly owned subsidiary of Omaha Insurance (“Omaha Holdings”), Mutual of Omaha Bank, a federal savings bank and wholly owned subsidiary of Omaha Holdings (“Omaha Bank”), CIT Group Inc., a Delaware corporation (the “Company”) and CIT Bank, National Association, a national banking association and wholly owned subsidiary of the Company (“CIT Bank” and together with the Company, the “CIT Parties”), Omaha Bank merged with and into CIT Bank (the “Merger”), with CIT Bank surviving as a wholly owned subsidiary of the Company.

Pursuant to the terms and conditions set forth in the Merger Agreement, the CIT Parties paid aggregate consideration in respect of all shares of common stock, par value $1.00 per share, of Omaha Bank, consisting of (i) 3,094,697 shares of the Company’s common stock, par value $0.01 per share (the “Company Common Stock”, and such shares the “Stock Consideration”), representing the maximum number of shares of Company Common Stock issuable in the Merger, based on the fixed price of $48.47 per share of Company Common Stock agreed upon in the Merger Agreement, and (ii) approximately $850 million in cash, which is subject to customary post-closing adjustments. Omaha Insurance is prohibited from transferring any Company Common Stock that it received as Stock Consideration until July 1, 2020, and thereafter, is limited in its manner of transfer of such Stock Consideration to block trades not exceeding 50% of the shares of the Company Common Stock received as the Stock Consideration and transfers of no more than 125,000 shares of the Company Common Stock received as the Stock Consideration in any 24-hour period.

Pursuant to the terms of the Merger Agreement, on January 1, 2020, in connection with the closing of the Merger, the Company and Omaha Insurance entered into a registration rights agreement (the “Registration Rights Agreement”) providing Omaha Insurance with certain customary registration rights with respect to the Company Common Stock that Omaha Insurance received as Stock Consideration. Pursuant to the Registration Rights Agreement, Omaha Insurance is entitled to certain customary rights to effect sales of such shares of Company Common Stock pursuant to the Company’s shelf registration statement, demand registration rights and piggyback registration rights with respect to such shares of Company Common Stock, subject to certain customary limitations (including with respect to maximum numbers of underwritten shelf takedowns and demand registration as well as suspension periods), as well as the limitations on transfer described above.

The foregoing description of the Merger Agreement, the Registration Rights Agreement and the transactions and agreements contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated by reference as Exhibit 2.1 of this Current Report on Form 8-K, and the Registration Rights Agreement, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K, incorporated herein by reference.

Section 3 – Securities and Trading Markets

Item 3.02.	Unregistered Sale of Equity Securities.

As described in Item 2.01 above of this Current Report on Form 8-K, the Company issued 3,094,697 shares of Company Common Stock as Stock Consideration in the Merger. The Stock Consideration was issued to Omaha Insurance, an accredited investor, and was not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the private transaction exemption from registration provided by Section 4(a)(2) of the Securities Act and rules and regulations of the SEC promulgated thereunder. The disclosures regarding the Merger Agreement and the transactions contemplated thereby under Item 2.01 above are incorporated in this Item 3.02 by reference.

Section 7 – Regulation FD

Item 7.01.	Regulation FD Disclosure.

On January 2, 2020, the Company issued a press release announcing the closing of the Merger. A copy of the press release is attached hereto as Exhibit 99.1.

The information provided pursuant to this Item 7.01, including Exhibit 99.1, shall be considered furnished, not filed, for purposes of the Securities Exchange Act, as amended (the “Exchange Act”), and shall not be incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

2.1

Agreement and Plan of Merger, dated as of August 12, 2019, among Mutual of Omaha Insurance Company, Omaha Financial Holdings, Inc., Mutual of Omaha Bank, CIT Group Inc. and CIT Bank, National Association (attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on August 16, 2019, and incorporated herein by reference).

4.1	Registration Rights Agreement, dated as of January 1, 2020, by and among CIT Group Inc. and Mutual of Omaha Insurance Company.

99.1	Press Release, dated January 2, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 2, 2020	CIT GROUP INC.
(Registrant)

	By:	/s/ John Fawcett
	Name:	John Fawcett
	Title:	Executive Vice President & Chief Financial Officer